Exhibit 99.2

ISIS PHARMACEUTICALS, INC.

INTRODUCTION TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

(Unaudited)

On January 30, 2008, Isis Pharmaceuticals, Inc. (“Isis”) and its former subsidiary, Ibis Biosciences (“Ibis”), entered into a Strategic Alliance Master Agreement, a Call Option Agreement and an Investor Rights Agreement with Abbott Molecular Inc. (“AMI”).

On January 30, 2008, AMI purchased from Ibis common stock of Ibis representing approximately 10.25% of the issued and outstanding common stock of Ibis for a total purchase price of $20 million (the “Initial Investment”).  Ibis also granted AMI the right to purchase an additional $20 million of Ibis common stock before July 31, 2008 (“Subscription Right”).  Additionally, Isis granted AMI an exclusive option (the “Call Option”) to acquire from Isis all remaining Ibis capital stock.

On June 27, 2008, AMI exercised the Subscription Right and purchased an additional $20 million of Ibis common stock (the “Subsequent Investment”).

On December 17, 2008, AMI exercised the Call Option and Isis, Ibis and AMI executed a stock purchase agreement (the “Stock Purchase Agreement”).  Under the Stock Purchase Agreement, AMI purchased the remaining equity ownership in Ibis from Isis for a closing purchase price of $175 million.  Isis, Ibis and AMI completed the acquisition on January 6, 2009.  The Initial Investment and the Subsequent Investment, along with the $175 million paid by AMI at closing, resulted in a total acquisition price of $215 million.  Prior to the sale of Ibis, Isis identified Ibis as a variable interest entity for which Isis was the primary beneficiary.  Therefore, Isis’ historical consolidated financial statements leading up to the completion of the sale on January 6, 2009 include the financial position and results of operations of Ibis.

 The accompanying unaudited pro forma consolidated statements of operations for the years ended December 31, 2005, 2006 and 2007 and the nine months ended September 30, 2008, give effect to the disposition of Ibis as if it had been consummated at the beginning of the periods presented. The accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 2008 gives effect to the disposition of Ibis as if it had been consummated as of September 30, 2008.

The historical financial information on which the pro forma statements are based is included in Isis’ Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which was filed on March 13, 2008, and Isis’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, which was filed on November 10, 2008. The pro forma consolidated financial statements and the notes thereto should be read in conjunction with these historical consolidated financial statements.

The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are subject to a number of assumptions which may not be indicative of the results of operations that would have occurred had the disposition been completed at the dates indicated or what the results will be for any future periods. The unaudited pro forma consolidated statements of operations do not include the gain that Isis would have recognized for the sale of Ibis if the transaction was completed at the beginning of the periods presented.

ISIS PHARMACEUTICALS, INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands)

(Unaudited)

	Historical Isis Pharmaceuticals, Inc. September 30, 2008	Pro Forma Adjustments	Notes	Pro Forma September 30, 2008

ASSETS
Current assets:
Cash and cash equivalents	$264,682	$168,933	1	$433,615
Short-term investments	247,341	—		247,341
Contracts receivable	5,021	(53)	2	4,968
Inventories	5,511	(3,034)	2	2,477
Other current assets	6,988	(273)	2	6,715
Total current assets	529,543	165,573		695,116

Property, plant and equipment, net	14,019	(1,914)	2	12,105
Licenses, net	17,447	—		17,447
Patents, net	18,126	(1,845)	2	16,281
Deposits and other assets	5,557	(81)	2	5,476
Total assets	$584,692	$161,733		$746,425

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,885	$(2,080)	2	$4,805
Accrued compensation	3,956	(373)	2	3,583
Accrued liabilities	5,979	(1,866)	2	4,113
Derivative instrument related to Abbott’s call option	1,069	(1,069)	2	—
Current portion of deferred contract revenue	99,794	(712)	2	99,082
Total current liabilities	117,683	(6,100)		111,583

2 5/8 % convertible subordinated notes	162,500	—		162,500
Long-term obligations	5,478	—		5,478
Long-term deferred contract revenue	191,279	(69)	2	191,210
Total liabilities	476,940	(6,169)		470,771

Noncontrolling interest in Regulus Therapeutics LLC	6,315	—		6,315
Noncontrolling interest in Ibis Biosciences, Inc.	33,359	(33,359)	3	—

Stockholders’ equity:
Common stock	96	—		96
Additional paid-in capital	900,303	—		900,303
Accumulated other comprehensive income	(1,271)	—		(1,271)
Accumulated deficit	(831,050)	201,261	4	(629,789)
Total stockholders’ equity	68,078	201,261		269,339
Total liabilities, noncontrolling interest and stockholders’ equity	$584,692	$161,733		$746,425

Note 1:  This adjustment is recorded to reflect net cash that Isis estimates it would have received as consideration for the sale of Ibis if the transaction was completed on September 30, 2008.

Note 2:  These adjustments are recorded to reflect the disposition of Ibis’ assets and liabilities as of September 30, 2008.

Note 3:  This adjustment is recorded to remove the noncontrolling interest in Ibis that was recognized on the historical balance sheet as a result of the consolidation of Ibis as a variable interest entity.

Note 4:  This amount represents the estimated gain on the sale of Ibis and consists of the following adjustments:

•                  Upon the closing of the transaction, Isis received $175 million, but was required, concurrent with the closing, to pay off approximately $4.7 million in liabilities.

•                  The removal of Ibis’ net assets of $2.4 million and the non-controlling interest of $33.4 million on the balance sheet as of September 30, 2008

ISIS PHARMACEUTICALS, INC.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except for per share amounts)

(Unaudited)

	Historical Isis Pharmaceuticals, Inc. Year Ended December 31, 2005	Pro Forma Adjustments	Notes	Pro Forma Year Ended December 31, 2005
Revenue:
Research and development revenue under collaborative agreements	$28,610	$(11,793)	1	$16,817
Licensing and royalty revenue	11,523	—		11,523

Total revenue	40,133	(11,793)		28,340
Expenses:
Research and development	82,467	(12,931)	1	69,536
Selling, general and administrative	8,432	(1,090)	1	7,342
Compensation benefit related to variable accounting of stock options	(544)	—		(544)
Restructuring activities	6,960	—		6,960

Total operating expenses	97,315	(14,021)		83,294
Loss from operations	(57,182)	2,228		(54,954)
Other income (expense):
Investment income	5,094	—		5,094
Interest expense	(20,313)	—		(20,313)

Net loss from continuing operations	$(72,401)	$2,228		$(70,173)

Basic and diluted net loss per share	$(1.15)			$(1.12)

Shares used in computing basic and diluted net loss per share	62,877			62,877

Note 1:  These adjustments are recorded to remove Ibis’ revenue and operating expenses from Isis’ results from continuing operations.

ISIS PHARMACEUTICALS, INC.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except for per share amounts)

(Unaudited)

	Historical Isis Pharmaceuticals, Inc. Year Ended December 31, 2006	Pro Forma Adjustments	Notes	Pro Forma Year Ended December 31, 2006
Revenue:
Research and development revenue under collaborative agreements	$15,091	$(9,673)	1	$5,418
Licensing and royalty revenue	9,441	—		9,441

Total revenue	24,532	(9,673)		14,859
Expenses:
Research and development	80,567	(13,674)	1	66,893
Selling, general and administrative	12,619	(2,939)	1	9,680
Restructuring activities	(536)	—		(536)

Total operating expenses	92,650	(16,613)		76,037
Loss from operations	(68,118)	6,940		(61,178)
Other income (expense):
Investment income	5,960	—		5,960
Interest expense	(9,029)	—		(9,029)
Gain on investments, net	2,263	—		2,263
Loss attributed to noncontrolling interest in Symphony GenIsis, Inc.	23,021	—		23,021

Net loss from continuing operations	$(45,903)	$6,940		$(38,963)

Basic and diluted net loss per share	$(0.62)			$(0.52)

Shares used in computing basic and diluted net loss per share	74,308			74,308

Note 1:  These adjustments are recorded to remove Ibis’ revenue and operating expenses from Isis’ results from continuing operations.

ISIS PHARMACEUTICALS, INC.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except for per share amounts)

(Unaudited)

	Historical Isis Pharmaceuticals, Inc. Year Ended December 31, 2007	Pro Forma Adjustments	Notes	Pro Forma Year Ended December 31, 2007
Revenue:
Research and development revenue under collaborative agreements	$33,596	$(11,277)	1	$22,319
Licensing and royalty revenue	36,025	—		36,025

Total revenue	69,621	(11,277)		58,344
Expenses:
Research and development	92,641	(17,164)	1	75,477
Selling, general and administrative	15,928	(4,918)	1	11,010

Total operating expenses	108,569	(22,082)		86,487
Loss from operations	(38,948)	10,805		(28,143)
Other income (expense):
Investment income	11,443	—		11,443
Interest expense	(7,573)	—		(7,573)
Gain on investments	3,510	—		3,510
Loss on early retirement of debt	(3,212)	—		(3,212)
Loss attributed to noncontrolling interest in Symphony GenIsis, Inc.	23,157	—		23,157
Loss attributed to noncontrolling interest in Regulus Therapeutics LLC	629	—		629
Net loss from continuing operations	(10,994)	10,805		(189)

Basic and diluted net loss per share	$(0.13)			$(0.00)

Shares used in computing basic and diluted net loss per share	83,739			83,739

Note 1:  These adjustments are recorded to remove Ibis’ revenue and operating expenses from Isis’ results from continuing operations.

ISIS PHARMACEUTICALS, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except for per share amounts)

(Unaudited)

	Historical Isis Pharmaceuticals, Inc. Nine Months Ended September 30, 2008	Pro Forma Adjustments	Notes	Pro Forma Nine Months Ended September 30, 2008
Revenue:
Research and development revenue under collaborative agreements	$78,739	$(8,989)	1	$69,750
Licensing and royalty revenue	7,790	—		7,790

Total revenue	86,529	(8,989)		77,540
Expenses:
Research and development	89,611	(18,539)	1	71,072
Selling, general and administrative	13,206	(5,193)	1	8,013

Total operating expenses	102,817	(23,732)		79,085
Loss from operations	(16,288)	14,743		(1,545)
Other income (expense):
Investment income	13,061	(4,257)	2	8,804
Interest expense	(4,297)	—		(4,297)
Loss attributed to noncontrolling interest in Regulus Therapeutics LLC	3,056	—		3,056
Loss attributed to noncontrolling interest in Ibis Biosciences, Inc.	1,163	(1,163)	3	—

Net income (loss) from continuing operations	$(3,305)	$9,323		$6,018

Basic and diluted net income (loss) per share	$(0.04)			$0.06

Shares used in computing basic net income (loss) per share	93,786			93,786

Shares used in computing diluted net income (loss) per share	93,786			98,508

Note 1:  These adjustments are recorded to remove Ibis’ revenue and operating expenses from Isis’ results from continuing operations.

Note 2:  This adjustment is recorded to remove the non-cash adjustments related to the value of the call option and subscription right that Isis granted to Abbott.

Note 3:  This adjustment is recorded to remove the loss attributed to noncontrolling interest in Ibis that was recognized on Isis’ historical statement of operations as a result of the consolidation of Ibis as a variable interest entity.